     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1999



                                                      REGISTRATION NO. 333-80557

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            AMERICASDOCTOR.COM, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7374                  52-2059555
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                         ------------------------------
                            AMERICASDOCTOR.COM, INC.
                             11403 CRONRIDGE DRIVE
                                   SUITE 200
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 581-1189

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                             SCOTT M. RIFKIN, M.D.
                            CHIEF EXECUTIVE OFFICER
                            AMERICASDOCTOR.COM, INC.
                             11403 CRONRIDGE DRIVE
                                   SUITE 200
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 581-1189

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

                MICHAEL D. NATHAN, ESQ.                                 WILLIAM J. GRANT, JR., ESQ.
               SIMPSON THACHER & BARTLETT                                 WILLKIE FARR & GALLAGHER
                  425 LEXINGTON AVENUE                                       787 SEVENTH AVENUE
                NEW YORK, NEW YORK 10017                                  NEW YORK, NEW YORK 10019
                     (212) 455-2000                                            (212) 728-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM      AMOUNT OF
                    TITLE OF EACH CLASS OF SECURITIES TO                       AGGREGATE OFFERING   REGISTRATION
                                BE REGISTERED                                       PRICE(1)             FEE
Common Stock, par value $  per share.........................................     $ 60,000,000        $  16,680

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate (except for the Commission and Nasdaq National Market fees) of the fees and expenses payable by the Registrant in connection with the offering of the common stock:

Securities and Exchange Commission Registration fee................  $  16,680
Transfer agent and registrar fee...................................      *
Printing and engraving costs.......................................      *
Legal fees and expenses............................................      *
Accounting fees and expenses.......................................      *
NASD filing fee....................................................  $   6,500
Nasdaq National Market listing fee.................................      *
Blue Sky fees and expenses.........................................      *
Miscellaneous expenses.............................................      *
                                                                     ---------
      Total........................................................  $   *
                                                                     ---------
                                                                     ---------

------------------------

*   to be filed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption) or (iv) for any transaction from which a director derived an improper personal benefit.

    Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

    The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of AmericasDoctor.com provide for indemnification of officers and directors to the fullest extent permitted by applicable law. In addition, we have entered into contracts with each of our independent directors requiring us to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he believed to be in or not opposed to the best interest of such corporation and (ii) to advance expenses in any action, provided that such officer or directors agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification. The contracts also require us to (i) indemnify such independent directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such director was not entitled to indemnification under applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following table lists the recent sales of unregistered securities and includes the type of security, the person to whom the securities were sold, the consideration and the exemption from registration.


                                                                                     SECURITIES
       TITLE OF              DATE OF                                                     ACT
       SECURITY             ISSUANCE            PURCHASER(S)           AMOUNT         EXEMPTION        CONSIDERATION
----------------------  -----------------  ----------------------  ---------------  -------------  ----------------------
Common Stock..........  June 1, 1999       Medical Advisory                  9,958   Section 4(2)             $291,390.54
                                           Systems, Inc.

                        March 4, 1999      A group of 22                    27,778   Section 4(2)              $1,000,008
                                           individual accredited
                                           investors

                        August 14, 1998    A group of 18                    63,643   Section 4(2)                $997,000
                                           individual accredited
                                           investors

                        July 2, 1998       Premier Research                 63,833   Section 4(2)              $1,000,000
                                           Worldwide, Ltd.

                        July 2, 1998       Medical Advisory                 63,833   Section 4(2)              $1,000,000
                                           Systems, Inc.

Series B Redeemable
 Convertible Preferred
 Stock................  June 1, 1999       GE Capital Equity       113,327           Section 4(2)           $6,874,976.94
                                           Investments, Inc., TD   (103,883 of
                                           Capital Focus II,       which has been
                                           L.P., TD Origen         subscribed)
                                           Capital Fund, L.P., TD
                                           Javelin Capital Fund,
                                           L.P.

Series A Convertible
 Preferred Stock......  February 1, 1999   TD Capital Focus II,            133,333   Section 4(2)              $3,999,990
                                           L.P., TD Origen
                                           Capital Fund, L.P., TD
                                           Javelin Capital Fund,
                                           L.P.

                                                                                     SECURITIES
       TITLE OF              DATE OF                                                     ACT
       SECURITY             ISSUANCE            PURCHASER(S)           AMOUNT         EXEMPTION        CONSIDERATION
----------------------  -----------------  ----------------------  ---------------  -------------  ----------------------
Convertible Unsecured
 Notes................  Stock was issued   A group of 35           Aggregate         Section 4(2)                $420,000
                        upon conversion    individual investors    principal
                        of the notes on                            amount of
                        October 1, 1998                            $420,000. All
                                                                   notes were
                                                                   converted as of
                                                                   October 1, 1998
                                                                   into 44,852
                                                                   shares of
                                                                   common stock.

    We have issued an aggregate of 82,298 shares of common stock and warrants to purchase shares of common stock as payment for services rendered by certain of our officers and directors, the Wyndhurst Capital Group, LLC, Balance Capital, LLC and Venture Consultants, LLC. These shares and warrants were issued between June 1998 and May 1999.

    There were no underwriters employed in connection with any of the transactions set forth in Item 15.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


   NO.     DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
     1.1   Form of Underwriting Agreement.**
     3.1   Certificate of Designations of Series A Convertible Preferred Stock.*
     3.2   Certificate of Designations of Series B Redeemable Convertible Preferred Stock.*
     3.3   Amended and Restated Bylaws.*
     5.1   Opinion of Simpson Thacher & Bartlett.**
     9.1   Form of Stockholders' Voting Agreement.*
    10.1   Amended and Restated AmericasDoctor.com, Inc. 1999 Long-Term Incentive Plan.*
    10.2   Employment Agreement with Scott M. Rifkin, M.D.*
    10.3   Employment Agreement with Jeffrey Lefko.*
    10.4   Employment Agreement with Allan C. Sanders.*
    10.5   Employment Agreement with Laura Gill.*
    10.6   Employment Agreement with Charles R. Bland.**
    10.7   Interactive Services Agreement with America Online, Inc.*
    10.8   Call Center Service Agreement, as amended, with Medical Advisory Systems, Inc.*
    10.9   Support and Service Agreement with Premier Research Worldwide, Ltd.*
    10.10  Marketing Service Agreement with Premier Research Worldwide, Ltd.*
    10.11  Consulting Agreement with Wyndhurst Capital Group LLC.*
    10.12  Warrant to Purchase Series A Common Stock issued to Tullis-Dickerson Capital Focus II, L.P., dated
           February 1, 1999.*
    10.13  Warrant to Purchase Series A Common Stock issued to TD Origen Capital Fund, L.P., dated February 1, 1999.*
    10.14  Warrant to Purchase Series A Common Stock issued to Javelin Capital Fund, L.P., dated February 1, 1999.*
    10.15  Securities Purchase Agreement, dated February 1, 1999.*
    10.16  Common Stock Warrant issued to GE Capital Equity Investments, Inc., dated June 1, 1999.*
    10.17  Common Stock Warrant issued to Tullis-Dickerson Capital Focus II, L.P., dated June 1, 1999.*
    10.18  Preferred Stock Warrant issued to GE Capital Equity Investments, Inc., dated June 1, 1999.*
    10.19  Preferred Stock Warrant issued to Tullis-Dickerson Capital Focus II, L.P., dated June 1, 1999.*
    10.20  Securities Purchase Agreement, dated June 1, 1999.*
    10.21  Common Stock Purchase Agreement, dated July 2, 1998.*
    10.22  Second Amended and Restated Shareholders' and Voting Agreement, dated June 1, 1999.*
    10.23  Second Amended and Restated Registration Rights Agreement, dated June 1, 1999.*
    10.24  Agreement, dated February 12, 1999, between AmericasDoctor.com, Inc. and Smith & Nephew Inc.*
    10.25  Content Development Agreement, dated June 15, 1999, between AmericasDoctor.com, Inc. and CenterWatch,
           Inc.*
    11.1   Statement regarding computation of per share earnings.**
    12.1   Statements regarding computation of ratios.**
    15.1   Letter regarding unaudited interim financial information.**
    21.1   List of Subsidiaries*

   NO.     DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
    23.1   Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).**
    23.2   Consent of Arthur Andersen LLP, independent public accountants.*
    24.1   Power of attorney (included on signature page to this Registration Statement).
    27.1   Financial Data Schedule (EDGAR filed version only).


------------------------

*   Filed herewith.

**  To be filed by amendment.

    (b) Financial Statement Schedules

         None

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, on the 12th day of July, 1999.



                                AMERICASDOCTOR.COM, INC.

                                By:  /s/ LEWIS S. GOODMAN
                                     -----------------------------------------
                                     Lewis S. Goodman
                                     Vice Chairman of the Board of Directors



                               POWER OF ATTORNEY



    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Scott M. Rifkin, M.D. and Lewis S. Goodman the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

/s/ SCOTT M. RIFKIN, M.D.       Chief Executive Officer
------------------------------  and Chairman of the Board      July 12, 1999
Scott M. Rifkin, M.D.           of Directors

/s/ JEFFREY J. LEFKO            Executive Vice-President
------------------------------  of Sales and Marketing,        July 12, 1999
Jeffrey J. Lefko                Director

/s/ LEWIS S. GOODMAN
------------------------------  Vice Chairman of the Board     July 12, 1999
Lewis S. Goodman                of Directors

/s/ THOMAS P. DICKERSON
------------------------------  Director                       July 12, 1999
Thomas P. Dickerson

/s/ CHARLES BLAND
------------------------------  President                      July 12, 1999
Charles Bland

                                Chief Financial Officer,
/s/ ALLAN C. SANDERS            Principal Accounting
------------------------------  Officer, Secretary and      July 12, 1999
Allan C. Sanders                Treasurer

                                 EXHIBIT INDEX


   NO.     DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
     1.1   Form of Underwriting Agreement.**

     3.1   Certificate of Designations of Series A Convertible Preferred Stock.*

     3.2   Certificate of Designations of Series B Redeemable Convertible Preferred Stock.*

     3.3   Amended and Restated Bylaws.*

     5.1   Opinion of Simpson Thacher & Bartlett.**

     9.1   Form of Stockholders' Voting Agreement.*

    10.1   Amended and Restated AmericasDoctor.com, Inc. 1999 Long-Term Incentive Plan.*

    10.2   Employment Agreement with Scott M. Rifkin, M.D.*

    10.3   Employment Agreement with Jeffrey Lefko.*

    10.4   Employment Agreement with Allan C. Sanders.*

    10.5   Employment Agreement with Laura Gill.*

    10.6   Employment Agreement with Charles R. Bland.**

    10.7   Interactive Services Agreement with America Online, Inc.*

    10.8   Call Center Service Agreement, as amended, with Medical Advisory Systems, Inc.*

    10.9   Support and Service Agreement with Premier Research Worldwide, Ltd.*

    10.10  Marketing Service Agreement with Premier Research Worldwide, Ltd.*

    10.11  Consulting Agreement with Wyndhurst Capital Group LLC.*

    10.12  Warrant to Purchase Series A Common Stock issued to Tullis-Dickerson Capital Focus II, L.P., dated
           February 1, 1999.*

    10.13  Warrant to Purchase Series A Common Stock issued to TD Origen Capital Fund, L.P., dated February 1, 1999.*

    10.14  Warrant to Purchase Series A Common Stock issued to Javelin Capital Fund, L.P., dated February 1, 1999.*

    10.15  Securities Purchase Agreement, dated February 1, 1999.*

    10.16  Common Stock Warrant issued to GE Capital Equity Investments, Inc., dated June 1, 1999.*

    10.17  Common Stock Warrant issued to Tullis-Dickerson Capital Focus II, L.P., dated June 1, 1999.*

    10.18  Preferred Stock Warrant issued to GE Capital Equity Investments, Inc., dated June 1, 1999.*

    10.19  Preferred Stock Warrant issued to Tullis-Dickerson Capital Focus II, L.P., dated June 1, 1999.*

    10.20  Securities Purchase Agreement, dated June 1, 1999.*

    10.21  Common Stock Purchase Agreement, dated July 2, 1998.*

    10.22  Second Amended and Restated Shareholders' and Voting Agreement, dated June 1, 1999.*

    10.23  Second Amended and Restated Registration Rights Agreement, dated June 1, 1999.*

    10.24  Agreement, dated February 12, 1999, between AmericasDoctor.com, Inc. and Smith & Nephew Inc.*

   NO.     DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
    10.25  Content Development Agreement, dated June 15, 1999, between AmericasDoctor.com, Inc. and CenterWatch,
           Inc.*

    11.1   Statement regarding computation of per share earnings.**

    12.1   Statements regarding computation of ratios.**

    15.1   Letter regarding unaudited interim financial information.**

    21.1   List of Subsidiaries*

    23.1   Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).**

    23.2   Consent of Arthur Andersen LLP, independent public accountants.*

    24.1   Power of attorney (included on signature page to this Registration Statement).

    27.1   Financial Data Schedule (EDGAR filed version only).


------------------------

*   Filed herewith.

**  To be filed by amendment.

    (b) Financial Statement Schedules